REDEMPTION AGREEMENT
This Redemption Agreement (this “Agreement”) is entered into as of January 26, 2017 (the “Effective Date”), by and between AutoMD, Inc., a Delaware corporation (“AutoMD”), with an address of 16941 Keegan Avenue, Carson, California 90746, and Manheim Investments, Inc., a Delaware corporation (“Seller”), with an address of 6205 Peachtree Dunwoody Road, Atlanta, GA 30328. AutoMD and Seller shall together be referred to herein as the “Parties”, and each may be referred to herein as a “Party”.
WHEREAS, Seller owns 2,000,000 shares of AutoMD common stock (the “Shares”);
WHEREAS, Muzzy-Lyon Auto Parts, Inc. (“Muzzy-Lyon”), an AutoMD stockholder, has alleged certain claims against AutoMD and its parent company, U.S. Auto Parts Network, Inc. (“USAP”), and their respective directors and officers, with respect to Muzzy-Lyon’s investment in AutoMD (the “Muzzy-Lyon Claim”);
WHEREAS, AutoMD desires to effect a redemption of the shares of AutoMD common stock owned by Muzzy-Lyon and to settle and compromise fully and finally any and all disputes, controversies, entitlements, and claims that Muzzy-Lyon may have against AutoMD and USAP and their respective directors and officers, on the terms and conditions set forth herein; and
WHEREAS, AutoMD desires to make a similar redemption offer to Seller to purchase the Shares on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the promises, covenants, and agreements contained herein, the Parties agree as follows:

1.	Redemption.
1.1    Redemption. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to AutoMD, and AutoMD agrees to purchase and redeem the Shares from Seller (the “Redemption”).
1.2    Closing.
(a)The closing of the Redemption (the “Closing”) shall be effective as of the Effective Date.
(b)At Closing, Seller shall deliver to AutoMD the share certificate evidencing the Shares, together with a stock power executed in blank; and
(c)At Closing, AutoMD shall deliver to Seller the sum of $516,667(the “Redemption Price”) by wire transfer of immediately available funds to an account or accounts designated by Seller.
1.3    Termination of Obligations under Existing Agreements. From and after the Closing, except as otherwise set forth in this Agreement or any agreement, instrument, or document executed in connection herewith or delivered at Closing, all of the Parties’ obligations (whether accrued or contingent) to each other under all agreements between Seller, on the one hand, and USAP and/or AutoMD, on the other hand, shall cease and be of no further force and effect and, as among the Parties, such agreements shall be deemed terminated and of no further force or effect (unless any term or provision of such agreement explicitly survives the termination of such agreement), including without limitation, the following agreements and the Parties’ obligations thereunder: (a) the Investor Rights Agreement, dated October 8, 2014, by and among AutoMD and the investors named therein, (b) the Voting Agreement, dated October 8, 2014, by and among AutoMD and the investors named therein, (c) the Right of First Refusal Agreement and Co-Sale Agreement, dated October 8, 2014, by and among AutoMD and the investors named therein, and (d) the Common Stock Purchase Agreement, dated October 8, 2014, by and among AutoMD and the investors named therein (collectively, the “AutoMD Financing Documents”).
2.Release.

2.1    Seller Release.
(a)Seller hereby acknowledges that, in consideration for the Redemption and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from and after the Closing, Seller, on behalf of itself and its respective subsidiaries, parents, affiliates, agents, legal representatives, predecessors, successors and assigns (collectively, the “Other Releasing Parties”) hereby fully, finally, and completely releases each of AutoMD, USAP and their respective subsidiaries, affiliates, stockholders, officers, directors, employees, agents, attorneys, representatives and representatives of each of them (the “Released Parties”), of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with Seller’s investment in AutoMD, Seller’s rights as a stockholder of AutoMD, Seller’s rights under the AutoMD Financing Documents, and/or any other facts or events occurring on or before the Closing; provided, however, that neither Seller nor the Other Releasing Parties are releasing (i) any claims for breach of any representation, warranty, covenant or agreement of this Agreement or any agreement, instrument, or document executed or delivered in connection with the Closing by any Released Parties; (ii) any indemnification obligations owed by any Released Party pursuant to AutoMD’s certificate of incorporation or bylaws, to (A) the Seller or the Other Releasing Parties or (B) any director or officer appointed by Seller pursuant to the AutoMD Financing Documents; or (iii) any claim by the Seller or the Other Release Parties, whether known or unknown, pursuant to any commercial agreement, contract, obligation, promise, or undertaking (whether written or oral) between the Released Parties on the one hand, and Seller and/or the Other Releasing Parties, on the other hand (such matters identified in the foregoing clauses (i), (ii), (iii) and (iv), are referred to herein as the “Excepted Claims”). Seller, on behalf of itself and the Other Releasing Parties, agree that this Agreement includes a release of any negligence claims, contractual claims for breach or default, and any claims for any alleged breach of fiduciary duties owed by AutoMD, USAP, or any of the other Released Parties in any capacity, and any related attorneys’ fees and costs, if any, that Seller or any of the Other Releasing Parties may have against AutoMD, USAP, or any of the other Released Parties (other than the Excepted Claims). Seller, on behalf of itself and the Other Releasing Parties, waives and releases the Released Parties from each and every claim that this Agreement was procured by fraud or signed under duress or coercion so as to make this release not binding. Seller, on behalf of itself and the Other Releasing Parties, understands and agrees that by signing this Agreement it is giving up the right to pursue legal claims that it may have against any of the Released Parties.
(b)The release set forth in this Section 2.1 is intended as a release of all claims against the Released Parties, whether now known or unknown (other than the Excepted Claims). In furtherance thereof, Seller, on behalf of itself and the Other Releasing Parties, expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement. Seller, on behalf of itself and the Other Releasing Parties, make this waiver with full knowledge of its rights, after consulting with legal counsel, and with specific intent to release both their known and unknown claims.
(c)Seller hereby represents and warrants that neither it nor any Other Releasing Party has assigned or otherwise transferred to any other person or entity any interest in any claim, action, demand and/or cause of action it has, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein, and hereby agrees to indemnify and hold harmless the Released Parties from any and all injuries, harm, damages, penalties, costs, losses, expenses and/or liability or other detriment including all reasonable attorneys’ fees incurred as a result of any and all claims, actions, demands, and/or causes of action of whatever nature or character that may hereafter be asserted against any of the Released Parties by any person or entity claiming by, through or under Seller or any Other Releasing Party by virtue of such an assignment or other transfer.
(d)In furtherance of Seller’s intent to waive and release any and all claims against the Released Parties (other than the Excepted Claims), on behalf of itself and the Other Releasing Parties, whether or not now known to Seller, Seller also expressly waives and releases, on behalf of itself and the Other

Releasing Parties, any and all rights and benefits under Section 1542 of the Civil Code of the State of California, which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.
Seller, on behalf of itself and the Other Releasing Parties, acknowledge that it understands that this provision means that, if it later discover facts different from, or facts in addition to, those facts currently known by them, or believed by them to be true, the waivers and releases of this Agreement will remain effective in all respects-despite such different or additional facts and Seller’s or any Other Releasing Party’s later discovery of such facts, and even if they would not have agreed to these waivers and releases if they had prior knowledge of such facts.

3.	Representations and Warranties of Seller. Seller represents and warrants to AutoMD as follows:
3.1    Ownership. Seller owns the Shares beneficially and of record free and clear of all liens, claims, encumbrances, proxies and restrictions of any kind or nature whatsoever and will convey to AutoMD valid and marketable title to the Shares, except restrictions on transfer imposed by applicable securities laws and the AutoMD Financing Documents. Except as may be specified in the AutoMD Financing Documents, there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of the Shares issued, created or otherwise made effective by Seller, nor any outstanding securities convertible into or exchangeable for any of the Shares issued, created or otherwise made effective by Seller.
3.2    Authority. Upon the execution and delivery by Seller of this Agreement and the other agreements contemplated hereby, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of Seller. Seller has the right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the other agreements contemplated hereby. Seller is not, nor will it be, required to obtain any consent from any person in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby, the consummation or performance of any of the transactions contemplated hereby or thereby, or the sale and delivery of the Shares (other than consents obtained prior to, and in full force and effect as of, the Effective Date).
3.3    Investment Representations.
(a)Seller is capable of evaluating and bearing the risks and merits of selling the Shares for the Redemption Price and pursuant to the terms of this Agreement.
(b)Seller has had, during the course of this transaction and prior hereto, the opportunity to ask questions of, and receive answers from, AutoMD and its management concerning AutoMD, its operations and prospects, and the terms and conditions of this Agreement.
(c)Seller believes that it has received all such information as it considers necessary for evaluating the risks and merits of selling the Shares for the Redemption Price and pursuant to the terms of this Agreement and for verifying the accuracy of any information furnished to it or to which it had access.
(d)Neither AutoMD, nor USAP, nor any of the other Released Parties has made any representations or warranty, express or implied, regarding AutoMD, its management, operations and prospects, the value of the Shares or otherwise regarding any aspect of the transaction except as set forth in Section 4 of this Agreement, and Seller is not relying on any such representation or warranty not contained in Section 4 of this Agreement, and shall have no claim or right against either AutoMD or USAP or any of their respective Released Parties with respect to any information, documents or materials furnished by either AutoMD or USAP or any of their respective Released Parties to Seller or any of its respective affiliates, employees, attorneys, advisors or representatives in any data room, presentation, interview or in any other form or manner relating to the transactions contemplated hereby.

3.4    Acceptance of Risk. Seller, on behalf of itself and the Other Releasing Parties, is entering into this Agreement freely and understand and expressly accept and assume the economic and market risk associated with Seller selling the Shares for the Redemption Price (including that the Redemption Price may be less than the fair market value of the Shares or less than the price that the Shares might have been sold for in an alternative transaction), agree that this Agreement shall be in all respects effective and not subject to termination or rescission under any circumstances, and agree, on behalf of themselves and the other Releasing Parties, that they shall have no claim or right against AutoMD, USAP or any of the other Released Parties based on the Redemption Price being less than the fair market value of the Shares or less then the price that the Shares might have been sold for in an alternative transaction.
3.5    Tax Consequences. Seller acknowledges that AutoMD is making no representation or warranty as to the tax consequences for Seller in selling the Shares for the Redemption Price pursuant to this Agreement. Seller further acknowledges that it has had an opportunity to seek independent counsel and advisors with respect to tax and other matters relating to this Agreement, that it shall bear the full tax consequences, if any, of selling the Shares for the Redemption Price and pursuant to the terms of this Agreement in all circumstances.
3.6    Indemnification Covenant. Seller is aware that AutoMD is relying upon the truth of the foregoing representations, warranties and covenants in this Section 3 in connection with entering into this Agreement and the transactions contemplated by this Agreement. Seller shall indemnify, protect, defend and hold free and harmless AutoMD and USAP from and against all losses resulting from the defense, settlement or compromise of a claim or demand or assessment incurred by them as a result of any breach by Seller of any of its representations, warranties or covenants contained in this Agreement.
4.Representations and Warranties of AutoMD. AutoMD represents and warrants to Seller as follows:
4.1    Capital Structure. AutoMD’s authorized capital stock (immediately prior to Closing) is 23,450,000 shares of common stock, of which 21,500,000 shares are currently issued and outstanding. In addition, there are 1,405,000 options to purchase shares of common stock outstanding. The 21,500,000 outstanding shares of common stock together with the 1,405,000 options represent all of the outstanding equity interests in AutoMD. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require AutoMD to issue, sell or otherwise cause to become outstanding any of its capital stock, other than those set forth in the AutoMD Financing Documents. There are no outstanding stock appreciation, phantom stock or similar rights with respect to AutoMD. AutoMD has no obligation of any kind to issue any additional equity interests in AutoMD to any person.
4.2    Authority. Upon the execution and delivery by AutoMD of this Agreement and the other agreements contemplated hereby, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of AutoMD. AutoMD has the right, power, and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations under this Agreement and the other agreements contemplated hereby. Other than consents obtained prior to, and in full force and effect as of, the Effective Date, AutoMD is not, nor will be, required to obtain any consent from any person in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby, the consummation or performance of any of the transactions contemplated hereby or thereby, or the Redemption.
4.3    Other Shareholders. AutoMD has secured releases of all claims against AutoMD and all its shareholders with respect to the Muzzy-Lyon Claim.
5.Choice of Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof. The parties agree that any action brought by any Party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each Party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware.
6.Terms Confidential. The Parties shall keep the terms, amounts and facts of this Agreement completely confidential to avoid disclosure hereafter of any information concerning this Agreement to anyone except their respective attorneys, accountants, or other professional advisors. Notwithstanding the foregoing prohibition, (a) the

Parties shall not be prohibited from disclosing the terms, amounts and facts of this Agreement or this Agreement itself as may be requested by governmental entities or as may be required by law, including any Federal or state securities laws or regulations, or as may be necessary to respond to inquiries regarding the ownership of any interests in AutoMD by Seller (provided that such responses shall be permitted only after four days have elapsed following the closing of the transactions contemplated herein, to provide USAP adequate time to file its Current Report on Form 8-K), (b) AutoMD shall not be prohibited from disclosing the terms, amounts and facts of this Agreement or this Agreement itself as may be requested by any person or entity with whom AutoMD is engaged in discussions with concerning any investment in AutoMD or any financing, recapitalization, reorganization, or sale of the capital stock of AutoMD (or any rights thereto) or all or substantially all of the assets of AutoMD and (c) USAP shall not be prohibited from disclosing the terms, amounts and facts of this Agreement or this Agreement itself as may be requested by any person or entity with whom USAP is engaged in discussions with concerning any investment in USAP or any financing, recapitalization, reorganization, or sale of the capital stock of AutoMD (or any rights thereto) or all or substantially all of the assets of USAP.
7.Entire Agreement. This Agreement, and the other agreements, instruments, or documents executed in connection herewith or delivered at Closing, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any other agreement with respect hereto and thereto, and there are no other or continuing agreements or understandings between Seller, on one hand, and AutoMD and/or USAP, on the other hand, except as expressly recited herein or therein.
8.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
9.Legal Advice. Each Party hereto acknowledges that such Party has had the advice of independent counsel selected by such Party in connection with the terms of this Agreement and the other agreements executed in connection herewith, and that no offer, promise, inducement or consideration of any kind or degree, except as expressly stated in this Agreement, has been provided or promised to such Party by any other Party or person in connection with such Party’s entry into this Agreement and the other agreements executed in connection herewith.
10.Severability. Should any provision of this Agreement be declared and/or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby.
11.Expenses. Except as otherwise provided in this Agreement, each Party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its agents and representatives. If any Party hereto institutes a proceeding to enforce such Party’s rights in accordance with the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable expenses, including attorneys’ fees, in connection with any such action.
12.Further Assurances. At any time and from time to time, upon the reasonable request of a Party hereto, each other Party hereto shall promptly execute and deliver all such further agreements, documents, and instruments and take such further action as may be necessary or appropriate to carry out the provisions and purposes of this Agreement or any other agreement executed in connection herewith.
13.Miscellaneous. This Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and signed by each of the Parties hereto. The failure of any Party to insist upon the strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or any other provision.
14.Notices. Any notices required to be given pursuant to the provisions hereof shall be given in writing to the parties below by certified mail, return receipt requested, as follows:

If to the AutoMD:
16941 Keegan Avenue
Carson, California 90746
Attention: Legal

If to Seller:
6205 Peachtree Dunwoody Road
Atlanta, GA 30328
Attention: General Counsel

15.
Third Party Beneficiary. For avoidance of doubt, USAP and the other Released Parties are third party beneficiaries under this Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and entered into as of the day and year first above written.
AutoMD, Inc.

By:    /s/Tracey Virtue
Name: Tracey Virtue
Titles: President

Manheim Investments, Inc.

By:    /s/ Eric Jacobs
Name: Eric Jacobs
Title: Vice President